Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen High Grade Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,165,522	0.21	  	5,471,121	11.16
Class B	  177,831	0.17		   969,794	11.16
Class C	  120,458	0.17		   684,750          11.16
Class I	  345,550	0.22		1,285,341	11.16


Evergreen Short-Intermediate Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	    733,753	0.17		 4,371,556	9.97
Class B	    100,370	0.13		    755,636	9.97
Class C	    153,152	0.13		 1,151,656	9.97
Class I	  5,670,437	0.18		29,153,221	9.97



Evergreen Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	12,609,068	0.15	  	84,366,102	7.60
Class B	232,746	0.12		1,943,416	7.60
Class C	582,394	0.12		4,888,487	7.60
Class I	4,184,938	0.16		26,423,829	7.60


Evergreen Strategic Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	  5,357,429	0.14	  	34,638,903	8.80
Class B	  1,234,749	0.11		10,434,865	8.78
Class C	  1,442,766	0.11		12,156,799	8.83
Class I	  788,065	0.16 		5,674,039	8.80